UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2015

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EVERTEC, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 29, 2015. At the Annual Meeting, stockholders voted on and approved four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 16, 2015. At the close of business on March 31, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 77,443,004 shares of the Company’s Common Stock, $0.01 par value per share, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. Present at the Annual Meeting in person or by proxy were holders of shares representing 74,371,012 shares of Common Stock.

The final voting results were as follows:

Proposal 1-	Election of Directors.

	FOR	WITHHELD	BROKER NON-VOTES
Frank G. D’Angelo	72,890,689	347,101	1,133,222
Morgan M. Schuessler, Jr.	73,053,799	183,991	1,133,222
Olga Botero	73,038,784	199,006	1,133,222
Jorge Junquera	72,906,776	331,014	1,133,222
Teresita Loubriel	64,836,125	8,401,665	1,133,222
Néstor O. Rivera	52,309,774	20,928,016	1,133,222
Alan H. Schumacher	62,325,674	10,912,116	1,133,222
Brian J. Smith	72,816,054	421,736	1,133,222
Thomas W. Swidarski	73,054,099	183,691	1,133,222

Proposal 2-	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.

FOR	AGAINST	ABSTAIN
74,229,703	139,959	1,350

Proposal 3-	The advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
72,949,806	281,698	6,286	1,133,222

Proposal 4-	The advisory vote on the frequency of the executive compensation advisory vote.

1 Year	2 Years	3 Years	ABSTAIN
64,836,824	232,018	8,165,898	3,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: June 1, 2015	By:	/s/ Juan J. Román
Name: Juan J. Román
Title: Chief Financial Officer